EXHIBIT 99.1
EasyLink Services International Corporation
Announces Financial Results for Second Quarter of Fiscal 2009
NORCROSS, GA — March 17, 2009 — EasyLink Services International Corporation (“EasyLink” or “Company”) (NasdaqCM: ESIC, www.easylink.com), a global provider of comprehensive messaging services and e-commerce solutions, reports its financial results for the second quarter of fiscal 2009, ended January 31, 2009.
“With revenues of approximately $21 million, EasyLink continues to perform favorably in spite of global economic conditions” said Thomas J. Stallings, CEO of EasyLink. “In fact, adjusting for the effects of currency fluctuations, our second quarter revenues were down 4.9% from the second quarter of fiscal 2008. In these times this shows the resiliency of our revenue stream, a fundamental strength of our model.”
Mr. Stallings continued, “As a result of cost savings from a series of recently completed restructurings, we were able to improve our gross margins by 2% from last fiscal year. With the continued benefit from those efforts and the increase in our sales pipeline, we are positioned for positive performance during the remainder of fiscal 2009.”
Highlights for the second quarter of fiscal 2009 and six-months ended January 31, 2009 are as follows:
•
Total revenue for the second quarter of fiscal 2009 was approximately $20.9 million, with a gross profit margin of 72.2%. This compares to total revenue for the second quarter of fiscal 2008 of approximately $23.7 million, with a gross profit margin of 70.2%.

The year-over-year quarterly decrease in revenue of approximately $2.8 million resulted from decreased volumes, principally from our Supply Chain Messaging segment, and the devaluation of the British pound to the United States dollar.

•
Total revenue for the six-month period ended January 31, 2009 was approximately $43.7 million, with a gross profit margin of 71.3%. This compares to total revenue for the first six months of fiscal 2008 of approximately $44.6 million, with a gross profit margin of 70.8%.

The decrease in year-over-year six-month revenue of approximately $0.9 million and the increase in year-over-year six-month gross profit margin of 0.5% resulted from the same events as described in the quarterly results above.

•
Revenue for the second quarter of fiscal 2009 from On Demand Messaging, which includes fax, production messaging, document capture and management and e-mail services, was approximately $10.4 million, with a 70% gross margin and represented 50% of total consolidated revenue.

Revenue for the six-month period ended January 31, 2009 from the On Demand Messaging segment was approximately $21.6 million, with a 68.8% gross margin and represented 49.5% of total consolidated revenue.

•
Revenue for the second quarter of fiscal 2009 from Supply Chain Messaging, which includes electronic data interchange (“EDI”) products and services and telex, was approximately $10.4 million, with a 74.7% gross margin and represented 50% of total consolidated revenue.

Revenue for the six-month period ended January 31, 2009 from the Supply Chain Messaging segment was approximately $22.0 million, with a 73.8% gross margin and represented 50.5% of total consolidated revenue.

•
Net loss attributable to common shareholders for the second quarter of fiscal 2009 was approximately $4.9 million, or $0.20 per basic and diluted share. Net loss attributable to common shareholders for the six-month period ended January 31, 2009 was $9.2 million, or $0.38 per basic and diluted share. The net loss for the second quarter of fiscal 2009 included a one-time non-cash write-down of acquired intangibles and goodwill booked in the Supply Chain Messaging segment of approximately $4.2 million and a one-time acceleration of non-cash interest expense from debt discount of approximately $2.1 million as a result of the early payoff of $12.0 million in principal of the Company’s outstanding convertible debt.

•
Adjusted EBITDA, which includes the one-time non-cash charge against intangible assets and goodwill of $4.2 million and non-cash compensation expense, for the second quarter of fiscal 2009 was approximately $6.1 million and approximately $9.8 million for the six-month period ended January 31, 2009.

EasyLink provides adjusted EBITDA in this press release as additional information regarding its operating results. This measure is not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP EBITDA measures used by other companies. EasyLink believes that this presentation of adjusted EBITDA facilitates investors’ understanding of its historical operating trends, because it provides an important supplemental measurement in evaluating the operating results of our business. This press release should be read in conjunction with the Company’s Form 8-K earnings release filed with the Securities and Exchange Commission for the fiscal quarter ended January 31, 2009.
Investor Conference Call — Wednesday, March 18, 2009
The Company plans to hold a conference call on Wednesday, March 18, 2009, at 2:00 p.m. EDT to discuss its second quarter of fiscal year 2009 results in detail.
The Company invites all those interested in hearing management’s discussion to join the call by dialing 1-800-992-7415 (U.S. and Canada) or 1-913-981-5546 (International).
A recording of the call will also be available on the Company’s website, www.easylink.com, for 45 days.

Forward-Looking and Cautionary Statements
Except for the historical information and discussion contained herein, statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those indicated by such forward-looking statements. These and other risk factors are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, the Company’s quarterly reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.
The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.
About EasyLink Services International Corporation
EasyLink Services International Corporation (EasyLink) (NasdaqCM: ESIC), headquartered in Norcross, GA, is uniquely positioned to deliver a variety of messaging services that range from simple web-based fax delivery to sophisticated fax hosting, tailored corporate e-mail messaging, EDI business-to-business exchanges and specialized telex protocol transmissions for the marine and finance industries. With over two decades of servicing customers around the globe, EasyLink has established a proven track record for providing effective, reliable and secure communications. For more information on EasyLink, visit www.easylink.com.
Contact:
Glen Shipley
678 533-8004

EASYLINK SERVICES INTERNATIONAL CORPORATION
Condensed Consolidated Statements of Income (unaudited)
(in thousands, except for share and per share amounts)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Service revenue	$20,856	$23,651	$43,671	$44,636
Cost of services	5,802	7,040	12,522	13,044

Gross Profit	15,054	16,611	31,149	31,592

Operating expenses:
Product development and enhancement	2,005	1,840	4,127	3,872
Selling and marketing	3,091	2,927	6,656	5,310
General and administrative	6,532	7,350	15,890	14,551
Goodwill and intangible impairment	4,246	—	4,246	—

Operating income	(820)	4,494	230	7,859

Other income (expense):
Interest and investment income	12	279	142	432
Interest expense	(3,901)	(3,155)	(9,019)	(8,158)
Equity in Losses in Investment	—	—	—	(930)
Foreign exchange gain	139	586	136	786
Other income (expense)	34	47	99	78

Income (loss) before income taxes	(4,536)	2,251	(8,412)	67

(Benefit) provision for income taxes	299	(1,022)	755	(1,194)

Net income (loss)	(4,835)	3,273	(9,167)	1,261

Dividends on preferred stock	(50)	(50)	(101)	(101)

Income (loss) attributable to common stockholders	$(4,885)	$3,223	$(9,268)	$1,160

Basic income (loss) per common share	$(0.20)	$0.13	$(0.38)	$0.05

Diluted income (loss) per common share	$(0.20)	$0.10	$(0.38)	$0.04

Weighted average number of common shares outstanding — basic	24,221	24,338	24,566	24,179

Weighted average number of common shares outstanding — diluted	24,221	49,010	24,566	25,893

EASYLINK SERVICES INTERNATIONAL CORPORATION
Condensed Consolidated Balance Sheets
(in thousands; unaudited for January 31, 2009)

	January 31,
	2009	July 31,
	(unaudited)	2008
ASSETS
Current assets:
Cash and cash equivalents	$11,237	$32,091
Accounts receivable, net	11,804	13,576
Other current assets	3,438	5,414

Total current assets	26,479	51,081

Property and equipment, net	9,560	8,552
Goodwill and other intangible assets, net	61,290	67,953
Other long term assets	3,968	3,939

Total assets	$101,297	$131,525

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$9,184	$13,504
Current portion of long term debt	41,105	7,052
Other current liabilities	1,666	1,862

Total current liabilities	51,955	22,418

Long term debt	—	47,497
Other liabilities	800	1,006

Total liabilities	52,755	70,921

Stockholders’ Equity:
Preferred stock	(a )	(a )
Common Stock	254	251
Additional paid-in capital	125,930	125,457
Treasury Stock	(2,122)	(303)
Accumulated other comprehensive loss	(2,613)	(1,063)
Accumulated deficit	(72,907)	(63,738)

Total stockholders’ equity	48,542	60,604

Total liabilities and stockholders’ equity	$101,297	$131,525

(a)	less than 1,000

EASYLINK SERVICES INTERNATIONAL CORPORATION
Calculation of Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (unaudited and in thousands, includes non-cash compensation and intangible asset impairment charges)

	Three Months Ended January 31,		Six Months Ended January 31,
	2009	2008	2009	2008
Net Income (loss)	$(4,835)	$3,273	$(9,167)	$1,261
Interest	3,901	3,155	9,019	8,158
Taxes	299	(1,022)	755	(1,194)
Depreciation and amortization	2,187	2,236	4,405	4,126
Non-cash compensation	253	118	583	231
Intangible asset impairment	4,246	—	4,246	—

Adjusted EBITDA	$6,051	$7,760	$9,841	$12,582